POWER OF ATTORNEY
      As of the 2nd day of November, 2011, Steven B. Hantler appoints Steven R. Keyes, Richard G. Raymond and Laura L. Douglas signing singly, as the undersigned's true and lawful attorneys-in-fact to:

(1)execute for and on behalf of the undersigned, in her capacity as officer and/or director of American Axle & Manufacturing, Inc., Forms
3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange
Act of 1934, and any other forms or reports the undersigned may be required to file in connection with her ownership, acquisition, or disposition of securities of American Axle &
Manufacturing Holdings, Inc. (the "Company");

(2)do and perform any and all acts for and on behalf of the undersigned in order to execute any Form 3, 4, or 5, or other form or report, and timely file the form or report with the United States Securities and Exchange
Commission; and

(3)take any other action, which, in the opinion of each attorney-in-fact, may be in the interest of or legally required by the undersigned.

The undersigned hereby grants to each attorney-in-fact full power and authority to perform any act necessary to exercise the rights and powers granted herein, as fully as the undersigned could do if personally present, with full power of substitution or revocation. The undersigned acknowledges that the attorneys-in-fact are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.


							_________________________
							Steven B. Hantler

Subscribed and sworn to before me on
this 2nd day of November, 2011.

_________________________
Lisa Michelle Kennerly
Notary Public, Macomb County, MI
Acting in Wayne County, MI
My commission expires 3/14/15